Exhibit 10.29.3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) by Akoustis Technologies, Inc., a Delaware corporation (the “Company”) of up to 2,800,000 shares (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of US$5.50 per Share of Common Stock (the “Purchase Price”). This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement.

The Shares being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors” (as defined in Regulation D under the Securities Act), including the Company’s directors and executive officers, and may be made also to unaccredited investors in compliance with Rule 506(b) of Regulation D, as determined by the Company’s Board of Directors.

The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”).

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of the Company.

The Company may conduct one or more Closings for the sale of the Shares until the termination of the Offering.

Any term sheet, disclosure schedule or other information document, delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder are collectively referred to as the “Disclosure Materials.”

1.	Subscription. The undersigned Subscriber hereby subscribes to purchase the number of Shares set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and the Registration Rights Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Shares, the Subscriber must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the Closing Date.

a.	Subscription Documents. On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement, the Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company at the address set forth under the caption “How to subscribe for Shares in the private offering of Akoustis Technologies, Inc.” below. Executed documents may be delivered to the Company by facsimile or .pdf sent by electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to the Company as soon as practicable thereafter.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to the Company as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to the Company the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Akoustis Technologies, Inc.” below. Such funds will be held for the Purchaser’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing as defined herein.

c.	Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.	Placement Agents or Brokers. Except as set forth on Schedule 3, the Company has not engaged any placement agents or brokers, or agreed to compensate any placement agents or brokers. The Company may engage and compensate one or more other placement agents or brokers in connection with the Offering. Placement agents or brokers, if any, will be engaged on a reasonable best efforts basis.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the Closing Date (unless otherwise specified), the following:

a.	Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company is identified on Schedule 4a attached hereto.

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Documents, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Documents, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.	Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of November 13, 2017, the Company has 19,368,308 shares of Common Stock and no preferred stock issued and outstanding. All of the outstanding shares of Common Stock and of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4c attached hereto: (i) no shares of capital stock of the Company or any of its subsidiaries are (and the Shares will not be) subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (iii) there are no outstanding debt securities of the Company or its subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (other than pursuant to the Registration Rights Agreement), (v) there are no registration statements that have been filed but are not yet effective relating to securities of the Company, or any outstanding comment letters from the SEC or any other regulatory agency; (vi) there are no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement (other than pursuant to Section 18 of this agreement); and (vii) no co-sale rights, rights of first refusal or other similar rights exist with respect to the Shares or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as in effect on the date hereof (the “Charter”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d.	Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free from all taxes, liens and charges with respect to the issue thereof.

e.	No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Charter or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Neither the Company nor any subsidiary is in violation of any term of or in default under its Charter or By-laws. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 3 or Schedule 4e, neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

f.	Absence of Litigation. Except as set forth on Schedule 4f, there is no action, suit, claim, inquiry, notice of violation, proceeding or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries.

g.	Acknowledgment Regarding Subscriber’s Purchase of the Shares. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

h.	No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

i.	Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

j.	Intellectual Property Rights. Except as set forth on Schedule 4j, the Company and its subsidiaries own or possess sufficient rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

k.	[Reserved.]

l.	Environmental Laws.

(i)	The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

m.	Permits; FCC Compliance. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with the Telecommunications Act of 1996 and similar federal, state and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company’s products, in whatever stage of development or commercialization except to the extent that the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, neither the Federal Communications Commission (the “FCC”) nor any comparable regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit or changing the marketing classification or labeling of the products of the Company or any of its subsidiaries. To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission by the Company or any of its subsidiaries to the FCC or any comparable regulatory authority or governmental agency. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its subsidiaries have not received any notice of adverse finding, warning letter, notice of violation, notice of action or any other notice from the FCC or other governmental agency alleging or asserting noncompliance with any applicable laws or Permits. The Company and its subsidiaries have made all notifications, submissions and reports required by applicable federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

n.	Title. Except as set forth on Schedule 4n, each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 4n, with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o.	No Material Breaches. Neither the Company nor any subsidiary is in breach of any contract or agreement which breach has had, or could reasonably be expected to have, a Material Adverse Effect.

p.	Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

q.	Rights of First Refusal. Except as set forth on Schedule 4q, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

r.	Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

s.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (or that it would be required to be filed by it if it were subject to the reporting requirements of such sections), for the two years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material).

t.	Brokers’ Fees. Except as set forth on Schedule 4t, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to any Placement Agents or brokers that have been or may be retained by the Company as described in Section 3 above.

u.	Disclosure Materials. The Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

v.	Reliance. The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

5.	Representations, Warranties and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.	The Subscriber, either alone or with the Subscriber’s purchaser representative(s), has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Subscriber can afford the loss of its entire investment.

b.	The Subscriber is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. The Subscriber understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.	The Subscriber acknowledges that the Subscriber has completed the attached Investor Certification and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited or unaccredited investor is accurate and complete, and does not contain any misrepresentation or omission. The Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Subscriber resides in the jurisdiction set forth on the Subscriber’s Omnibus Signature Page affixed hereto.

d.	The Subscriber (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

e.	The Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities. The Subscriber further acknowledges and understands that the Company is relying on the representations and warranties made by the Subscriber hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Subscriber. The Subscriber further acknowledges that without such representations and warranties of the Subscriber made hereunder, the Company would not enter into this Agreement with the Subscriber.

f.	The Subscriber understands that only a limited public market for the Company’s Common Stock exists and that there can be no assurance that an active public market for the Common Stock will exist or continue to exist.

g.	The Subscriber has received and reviewed information about the Company, including the Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Subscriber has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the Disclosure Materials. The Subscriber understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Subscriber understands and represents that it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including (without limitation) financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Shares and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Shares of any such information. Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

h.	The Subscriber acknowledges that none of the Company or any Placement Agents or brokers that may be retained by the Company in connection with the Offering is acting as a financial advisor or fiduciary of the Subscriber (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any Placement Agents or brokers that may be retained by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Subscriber further represents to the Company that the Subscriber’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Subscriber and its representatives.

i.	As of the Closing, all actions on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j.	Subscriber represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Subscriber is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Subscriber”). The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Subscriber is a financial institution that is subject to the USA Patriot Act, the Subscriber represents that it has met all of its obligations under the USA Patriot Act. The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to transfer the Shares. The Subscriber further acknowledges that the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

k.	The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

l.	The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment.

m.	The Subscriber is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

n.	The Subscriber acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.	The Subscriber agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

p.	All of the information that the Subscriber has heretofore furnished or which is set forth herein is true, correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the Closing Date, the Subscriber will immediately furnish revised or corrected information to the Company.

q.	(For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.	Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

a.	The Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Regulation D thereunder; other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares.

b.	The Subscriber understands that there are substantial restrictions on the transferability of the Shares and that the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.	Each Subscriber understands that until May 22, 2015, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

7.	Indemnification.

a.	The Subscriber agrees to indemnify and hold harmless the Company and any other broker, agent or finder engaged by the Company for the Offering, and their respective officers, directors, shareholders, members, partners, employees and agents, (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such indemnified person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other document delivered by the Subscriber in connection with this Agreement. The liability of the Subscriber under this paragraph shall not exceed the aggregate Purchase Price paid by the Subscriber for Shares hereunder.

b.	The Company agrees to indemnify and hold harmless the Subscriber from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other Disclosure Materials. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Subscriber hereunder.

c.	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

8.	Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company at least three business days prior to the Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

10.	Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to make an immaterial clarification of any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

11.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at 9805 Northcross Center Court, Suite H, Huntersville, NC 28078 or (b) if to the Subscriber, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

13.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

14.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority. Judgment on any award of any such arbitration may be entered in the courts of the State of North Carolina sitting in Mecklenburg County and the United States District Court for the Western District of North Carolina sitting in Charlotte, and any state or appellate court therefrom, or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of Mecklenburg, North Carolina, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, the matter will be resolved by arbitration as provided above. The arbitration shall take place in Charlotte, North Carolina, on an expedited basis.

15.	Blue Sky Qualification. The purchase of Shares under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.	Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, including, without limitation, the Disclosure Materials, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties. The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD. In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company. The provisions of this Section 17 are in addition to and not in replacement of any other confidentiality agreement between the Company and the Subscriber.

18.

Price Protection. If during the period from the Closing of the Offering in which the Subscriber participates until the Price Protection End Date (as defined below), the Company shall issue Additional Shares of Common Stock (as defined below) for a consideration per share, or with an exercise or conversion price per share, less than the Purchase Price (adjusted proportionately (or if it cannot be adjusted proportionately, then equitably) for any event described in clause (ii) of the following paragraph occurring after the respective Closing of the Offering) (the “Lower Price”), the Subscriber shall be entitled to receive from the Company (for no additional consideration), additional Shares in an amount such that, when added to the number of Shares purchased by the Subscriber under this Agreement, will equal the number of Shares that the Subscriber’s Purchase Price for the Shares set forth on the Subscriber’s signature page hereof would have purchased at the greater of (A) the Lower Price, and (B) the Floor Price (as defined below); provided, however, that for the avoidance of doubt, if the Subscriber is a director, executive officer, employee, or other affiliate of the Company at the time of the applicable Closing, or at any time within the three months preceding such Closing was a director, executive officer, employee or other affiliate of the Company, the Subscriber will not receive price-protection rights in the Offering, including under this Section 18; provided, further, that, (i) no Subscriber will receive the price protection rights in the Offering, including under this Section 18, to the extent that receipt thereof would cause the Company to issue more than 20% of the number of shares of Common Stock outstanding prior to the commencement of the Offering, and (ii) the Company may allocate price protection rights among Subscribers in its sole discretion.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Closing of the Offering in which the Subscriber participates (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option, warrant or other right, on an as converted or as exercised basis, as of the date of issuance of such security, option, warrant or right), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options, warrants or other rights outstanding as of the Closing of the Offering in which the Subscriber participates; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock of the Company or otherwise, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control; (iii) shares of Common Stock issued in a firmly underwritten registered public offering under the Securities Act; (iv) shares of Common Stock issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture or technology license agreement, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (v) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; and (vi) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in the aggregate not exceeding ten percent (10%) of the number of shares of Common Stock outstanding at any time, and in case of clauses (ii) through (vi) above, such issuance is approved by a majority of disinterested directors of the Company and includes no “death spiral” provision of any kind.

“Floor Price” shall mean: (i) Five United States Dollars (US$5.00) if gross proceeds of the Offering (inclusive of the US$1,000,000 gross proceeds from the initial Closing and the gross proceeds of any subsequent Closing in this Offering) exceed US$12,500,000; (ii) Four and a Half United States Dollars (US$4.50) if gross proceeds of the Offering (inclusive of the US$1,000,000 gross proceeds from the initial Closing and the gross proceeds of any subsequent Closing in this Offering) exceed US$10,000,000 and are equal to or less than US$12,500,000; or (ii) Four United States Dollars (US$4.00) if gross proceeds of the Offering (inclusive of the US$1,000,000 gross proceeds from the initial Closing and the gross proceeds of any subsequent Closing in this Offering) are equal to or less than US$10,000,000.

“Price Protection End Date” shall mean the later of: (i) September 30, 2018; or (ii) the date one hundred eighty (180) days after the effectiveness of a registration statement as contemplated by Section 3(a) of the Registration Rights Agreement with respect to Registrable Securities (as defined in the Registration Rights Agreement) then held by Subscriber. Subscriber acknowledges its obligations under the Section 5 of Registration Rights Agreement, to enable the Company to timely file such registration statement.

19.	Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement and any confidentiality agreement between the Subscriber and the Company, constitute the entire agreement between the Subscriber and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares for a period of twelve (12) months following the Closing Date.

c.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.	This Agreement may be executed in one or more original or facsimile (including by an e-mail which contains a .pdf file of an executed signature page) counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

e.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

h.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

20.	Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

21.	Public Disclosure. Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

22.	Potential Conflicts. Legal counsel to the Company and any placement agents or brokers that may be retained by the Company in connection with the Offering, and/or their respective affiliates, principals, representatives or employees, may now or hereafter own stock of the Company or warrants to purchase Company stock.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the ____ day of ____________, 201__.

AKOUSTIS TECHNOLOGIES, INC.

By:
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer

How to subscribe for Shares in the private offering of

AKOUSTIS TECHNOLOGIES, INC.

1.	Complete, Sign and Date the Omnibus Signature Page for the Securities Purchase Agreement and Registration Rights Agreement.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Review the Anti Money Laundering Requirements summary and Complete and sign the Anti-Money Laundering Information Form.

5.	Email all completed forms to [Name], at [Email Address] and then send all signed original documents to:

[Placement Agent Name]

[Street Address]

[City, State Zip]

Telephone: [Telephone]

Facsimile: [Facsimile]

6.	Paying the Purchase Price (by wire transfer), you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	[Bank Name] [Bank Street Address] [Bank City, State Zip]
ABA Routing #:	[Routing]
SWIFT CODE:	[SWIFT CODE]
Account Name:	[Account Name]
Account #:	[Account #]
Reference:	“FFC:Akoustis Technologies, Inc. Escrow [Ref #] [INSERT SUBSCRIBER’S NAME]”
Escrow Agent Contact:	[Contact Name]

Thank you for your interest,

Akoustis Technologies, Inc.

AKOUSTIS TECHNOLOGIES, INC.

OMNIBUS SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of ____________ ___,1 2017 (the “Securities Purchase Agreement”), between the undersigned, Akoustis Technologies, Inc. a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase the Shares of the Company’s securities as set forth in the Securities Purchase Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Securities Purchase Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Representations and Warranties of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes the Securities Purchase Agreement and the Registration Rights Agreement.

Dated: _________________, 2017

	X	$5.50	=	$__________________
Number of Shares		Purchase Price per Share		Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Subscriber.

AKOUSTIS TECHNOLOGIES, INC.

ACCREDITED INVESTOR CERTIFICATION

 For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Akoustis Technologies, Inc.

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

AKOUSTIS TECHNOLOGIES, INC.

Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:
Tax Bracket:	_____ 15% or below _____ 25% - 27.5% _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address: _________________________________________________________________________________

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to Delaware Trust Company, as Escrow Agent for Akoustis Technologies, Inc.

Acct# 79-3204 Insert Subscriber’s Name

____ Wire funds from my outside account according to instructions of the Securities Purchase Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature	Date

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

YEARLY INCOME:

NET WORTH:	*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) FOR ALL INVESTORS:

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: NATURE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:
Print Name:
Title (if applicable):
Date:

Schedule 3

Broker’s Fees

Pursuant to the engagement letters with Drexel Hamilton, LLC (“Drexel”), Joseph Gunnar & Co., LLC and Katalyst Securities LLC (each, a “Broker” and collectively the “Brokers”) the Company has engaged the Brokers as placement agents in the Offering. In connection with the Offering, the Company has agreed to pay each Broker:

(a)	cash fees in an amount ranging from Seven Percent (7%) to Nine Percent (9%) of the Offering’s gross proceeds depending upon the amount raised by such Broker, in each case from any sale of Securities in the Offering during the Term to investors first contacted by such Broker in connection with the Offering, and in each case excluding the gross proceeds received from investors not introduced to the Offering by such Broker;

(b)	warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock in amounts ranging from Seven Percent (7%) to Nine Percent (9%) of the Offering’s gross proceeds depending upon the amount raised by such Broker, in each case from any sale of Securities in the Offering during the Term to investors first contacted by such Broker in connection with the Offering, and in each case excluding the gross proceeds received from investors not introduced to the Offering by such Broker, divided by (B) an exercise price equal to either (i) 120% of the closing price of the Company’s common stock on the day immediately preceding the Closing Date of the final Closing contemplated by this Offering or (ii) the Purchase Price; and

(c)	reimbursement for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the provision of services under the engagement letter, provided that the Company shall not be obligated to reimburse expenses that exceed, in the aggregate, $10,000 unless the Company has previously approved such expenses in writing.

The Placement Agent Warrants will be issued on the Closing Date of the last Closing under the Broker’s engagement letter, will not be exercisable until six months after the date of issuance, will have a term of five years and six months, will include customary piggyback registration rights with respect to the underlying shares of Common Stock.

In addition, the Company has agreed to pay Canaccord Genuity (“Canaccord”), a former placement agent, cash fees in an amount ranging from Seven Percent (7%) to Nine Percent (9%) of the Offering’s gross proceeds from specified accounts. With respect to these accounts, Drexel will receive a reduced cash fee ranging from Two Percent (2%) to Four Percent (4%).

Schedule 4a

Subsidiaries

Akoustis, Inc., a Delaware corporation

Akoustis Manufacturing New York, Inc., a Delaware corporation

Schedule 4c

Capitalization

(ii)	Options, Warrants, Restricted Stock Units, etc.

As of November 20, 2017, the Company had (i) options to purchase 1,130,859 shares of Common Stock issued and outstanding at prices ranging from $1.50 to $7.12 per share; (ii) warrants to purchase 602,632 shares of Common Stock issued and outstanding at prices ranging from $1.50 to $9.00 per share, which excludes any warrants issued or issuable in connection with this Offering; and (iii) unvested restricted stock units for 456,494 shares issued and outstanding, scheduled to vest between September 27, 2018 and November 15, 2021.

As of November 20, 2017, the Company has closed on the sale under an earlier round of this Offering of an aggregate of 181,815 shares of its Common Stock to certain accredited investors, at a purchase price of $5.50 per share for aggregate gross proceeds of approximately $1,000,000, as disclosed in the Current Report on Form 8-K filed by the Company with the SEC on November 17, 2017, the text of which is incorporated herein by reference.

(iv)	Registration rights

Pursuant to that certain registration rights agreement (the “2015 Registration Rights Agreement”) entered into by the Company and the subscribers in the private placement offering of Common Stock conducted by the Company in May and June 2015 (the “2015 Offering”), the Company is required to maintain the effectiveness of the Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on October 20, 2015 for a period of twenty-four (24) months. In addition, the 2015 Registration Rights Agreement provides for customary piggyback registration rights. A copy of the 2015 Registration Rights Agreement is filed as Exhibit 10.9 to the Current Report on Form 8-K filed by the Company with the SEC on May 29, 2015, the text of which is incorporated herein by reference.

Pursuant to that certain registration rights agreement (the “2016 Registration Rights Agreement”) entered into by the Company and the subscribers in the private placement of Common Stock conducted by the Company in March and April 2016 (the “2016 Offering”), the Company is required to maintain the effectiveness of the Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on July 22, 2016 for a period of twenty-four (24) months. In addition, the 2016 Registration Rights Agreement provides for customary piggyback registration rights. A copy of the 2016 Registration Rights Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 11, 2016, the text of which is incorporated herein by reference.

Pursuant to that certain registration rights agreement (the “2016/2017 Registration Rights Agreement”) entered into by the Company and the subscribers in the private placement of Common Stock conducted by the Company in November and December 2016 and January and February 2017 (the “2016/2017 Offering”), the Company is required to maintain the effectiveness of the Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on June 5, 2017 for a period of twenty-four (24) months. In addition, the 2016/2017 Registration Rights Agreement provides for customary piggyback registration rights. A copy of the 2016/2017 Registration Rights Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 25, 2016, the text of which is incorporated herein by reference.

Pursuant to that certain registration rights agreement (the “2017 Registration Rights Agreement”) entered into by the Company and the subscribers in the private placement of Common Stock conducted by the Company and the subscribers in the private placement of Common Stock conducted by the Company in May 2017 (the “2017 Offering”), the Company is required to maintain the effectiveness of the Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on June 5, 2017 for a period of twenty-four months. In addition, the 2017 Registration Rights Agreement provides for customary piggyback registration rights. A copy of the 2017 Registration Rights Agreement is filed as Exhibit 10.37 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-218245) filed with the Securities and Exchange Commission on May 25, 2017.

(vi)	Anti-Dilution or Similar Provisions

The Company sold a total of 663,000 shares of Common Stock in the 2017 Offering at a fixed purchase price of $9.00 per share (the “2017 Offering Price”). In accordance with the terms of the subscription agreements executed by the Company and each of the investors in the 2017 Offering, if the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under Company employee stock incentive programs and certain issuances in connection with credit arrangements, equipment financings, lease arrangements, or similar transactions) before May 1, 2019 for a consideration per share less than the 2017 Offering Price (as adjusted for any subsequent stock dividend, stock split, distribution, recapitalization, reclassification, reorganization, or similar event) (the “Lower Price”), each investor in the 2017 Offering will be entitled to receive from the Company additional shares of Common Stock in an amount such that, when added to the number of shares of Common Stock initially purchased by such investor, will equal the number of shares of Common Stock that such investor’s investment in the 2017 Offering would have purchased at the Lower Price. Pursuant to such rights, this Offering will trigger the issuance of approximately 542,455 shares of Common Stock to the investors in the 2017 Offering for no additional consideration.

Schedule 4e

Consents

[None]

Schedule 4f

Litigation

[None]

Schedule 4j

Intellectual Property Rights

[No exceptions.]

Schedule 4n

Title

In connection with the acquisition of the STC-MEMS Business, the Company agreed to pay to Fuller Road Management Corporation (“FRMC”) a penalty if the Company sells the acquired real estate subject to the related Definitive Real Property Purchase Agreement within three (3) years after the date of the agreement (June 26, 2017) for an amount in excess of $1.75 million, subject to certain enumerated exceptions. The penalty if, imposed, would be equivalent to the amount that the sales price of the property exceeds $1,750,000 up to a maximum penalty of $5.9 million in Year 1, $3.97 million in Year 2, and $1.98 million in Year 3.

On September 28, 2017, the Company executed a term sheet with the Ontario County Economic Development Council (“OCEDC”) for a 60 month, not to exceed 3% interest, loan of $400,000. As security for the loan once closed, the OCEDC will require a lien on the property at 5450 Campus Drive, the Company’s NY Foundry acquired on June 26, 2017. The lien will be subordinate to any first position mortgage that does not exceed a loan to value of 80%. The OCEDC also reserves the right to call the loan as due and payable if first mortgage would exceed $9.0 million in value. As of November 20, 2017, the Loan has not closed.

Schedule 4q

Rights of First Refusal

[None]

Schedule 4t

Brokers’ Fees

See Schedule 3.

EXHIBIT A

Form of Registration Rights Agreement